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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            FOR TYECIN SYSTEMS, INC.



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 1998, except as to Note 11, which is as of June 1, 1998, related to the consolidated financial statements of TYECIN Systems, Inc. (not presented separately therein), which appears in the Current Report on Form 8-K of Manugistics Group, Inc. dated July 15, 1998.


PricewaterhouseCoopers LLP
San Jose, California
August 31, 1998